Exhibit 10.6(1)

Name:	[—]
Number of Shares of Stock Subject to Option:	[—]
Price Per Share:	$ [—]
Date of Grant:	[—]

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

2012 OMNIBUS LONG-TERM INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT (DIRECTORS)

This agreement (the “Agreement”) evidences a stock option granted by Bright Horizons Family Solutions Inc. (the “Company”) to the undersigned (the “Optionee”) pursuant to the Bright Horizons Family Solutions Inc. 2012 Omnibus Long-Term Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1. Grant of Stock Option. On the date of grant set forth above (the “Date of Grant”) the Company granted to the Optionee an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, up to the number of shares of Stock set forth above (the “Shares”) at the exercise price per Share set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not to be treated as a stock option described in subsection (b) of Section 422 of the Code). The Optionee is a member of the Board.

2. Meaning of Certain Terms. Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan.

3. Vesting; Method of Exercise. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option shall vest as follows: [—]. No portion of the Stock Option may be exercised until it vests. Each election to exercise must comply with such rules as the Administrator prescribes from time to time and must be accompanied by payment in full in the form of (i) cash or a check acceptable to the Administrator, (ii) to the extent permitted by the Administrator, payment by means of a broker-assisted cashless exercise program, (iii) such other form of payment, if any, as may be acceptable to the Administrator, or (iv) any combination of the foregoing. The latest date on which the Stock Option or any portion thereof may be exercised will be the seventh (7th) anniversary of the Date of Grant (the “Final Exercise Date”); provided, however, if at such time the Optionee or other person (if any) authorized to exercise the Stock Option is prohibited by applicable law or written Company policy applicable to the Optionee (or such other person, as applicable) and similarly situated persons from engaging in any open-market sales of Stock, the Final Exercise Date will be automatically extended to thirty (30) days following the date the Optionee or such other person, as the case may be, is no longer prohibited from engaging in such open-market sales. Any portion of the Stock Option that remains outstanding and has not been exercised by the Final Exercise Date will thereupon immediately terminate. Upon any earlier termination of Employment, the provisions of Section 6(a)(4)(A)-(F) of the Plan shall apply.

4. Forfeiture; Recovery of Compensation. By accepting the Stock Option the Optionee expressly acknowledges and agrees that his or her rights under the Stock Option, and those of any permitted transferee of the Stock Option or of any Stock acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 7 of this Agreement.

5. Transfer of Stock Option. The Stock Option may not be transferred except at death in accordance with Section 6(a)(3) of the Plan.

6. Certain Tax Matters. The Optionee expressly acknowledges and agrees that he or she shall be responsible for satisfying and paying all taxes arising from or due in connection with the Stock Option, the exercise of the Stock Option, and/or the acquisition of any Stock hereunder. The Company shall have no liability or obligation relating to the foregoing.

7. Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provisions thereof.

8. Acknowledgments. By accepting the Stock Option, the undersigned agrees to be bound by, and agrees that the Stock Option is subject in all respects to, the terms of the Plan. The Optionee further acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (ii) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

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Executed as of the     day of [—], [—].

Company:	BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:
Name:
Title:

Optionee:
Name:
Address:

[Signature Page to Non-Statutory Option Agreement]